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                                                                    EXHIBIT 23.1


                         INDEPENDENT AUDITORS' CONSENT


                             AVANIR PHARMACEUTICALS


     We consent to the incorporation by reference in Registration Statement No. 33-49082 on Form S-1; Registration Statement No. 33-71276 on Form S-8; Registration Statement No. 33-94370 on Form S-8; Registration Statement No. 33-76094; on Form S-3, Registration Statement No. 33-64983 on Form S-3 and Registration Statement No. 333-24549 on Form S-3 of AVANIR Pharmaceuticals, formerly LIDAK Pharmaceuticals (a development stage enterprise) of our report dated December 24, 1998 (which report expresses an unqualified opinion and includes explanatory paragraphs relating to the status of the Company as a development stage enterprise, the Company's ability to continue as a going concern, and the Company as a defendant in certain lawsuits), appearing in this Annual Report on Form 10-K/A of AVANIR Pharmaceuticals for the fiscal year ended September 30, 1998.


DELOITTE & TOUCHE LLP

San Diego, California

January 29, 1999